UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 19, 2025, bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), convened and then determined to adjourn, without conducting any business, a special meeting of stockholders (the “Special Meeting”) because the Company did not have a sufficient number of shares of the Company’s common stock present in person or represented by proxy at the Special Meeting to constitute a quorum. The adjourned Special Meeting will reconvene on Monday, January 19, 2026, at 8:00 a.m. Central Time.

The close of business on November 4, 2025, will continue to be the record date for determination of stockholders of the Company entitled to vote at the Special Meeting. No changes have been made to the proposals to be voted on by the stockholders at the Special Meeting. Stockholders who have previously submitted their proxy or otherwise voted and do not want to change their vote do not need to take any action. Stockholders may cast their votes by following instructions set forth in the Company’s definitive proxy statement on Schedule 14A which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2025, which is available on the SEC’s website at www.sec.gov and at www.proxyvote.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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